Exhibit 99.1

SHERWIN-WILLIAMS RECEIVES REGULATORY APPROVAL TO COMPLETE ITS ACQUISITION OF VALSPAR EXPECTED TO CLOSE ON JUNE 1, 2017

CLEVELAND, OH – May 26, 2017 – The Sherwin-Williams Company (NYSE: SHW) today announced it has received regulatory approval from the United States Federal Trade Commission (“FTC”) and the Canadian Competition Bureau (“CCB”) to complete its acquisition of The Valspar Corporation (NYSE: VAL). The FTC and CCB were the only remaining regulatory approvals required to close the acquisition. Sherwin-Williams expects to close the acquisition on June 1, 2017, subject to customary closing conditions.

About Sherwin-Williams

Founded in 1866, The Sherwin-Williams Company is a global leader in the manufacture, development, distribution, and sale of coatings and related products to professional, industrial, commercial, and retail customers. The company manufactures products under well-known brands such as Sherwin-Williams®, HGTV HOME® by Sherwin-Williams, Dutch Boy®, Krylon®, Minwax®, Thompson’s® Water Seal®, and many more. With global headquarters in Cleveland, Ohio, Sherwin-Williams® branded products are sold exclusively through a chain of more than 4,100 company-operated stores and facilities, while the company’s other brands are sold through leading mass merchandisers, home centers, independent paint dealers, hardware stores, automotive retailers, and industrial distributors. The Sherwin-Williams Global Finishes Group distributes a wide range of products in more than 115 countries around the world. For more information, visit www.sherwin.com.

About Valspar

Valspar is a global leader in the coatings industry providing customers with innovative, high-quality products and value-added services. Our 11,000 employees worldwide deliver advanced coatings solutions with best-in-class appearance, performance, protection and sustainability to customers in more than 100 countries. Valspar offers a broad range of superior coatings products for the consumer market, and highly-engineered solutions for the construction, industrial, packaging and transportation markets. Founded in 1806, Valspar is headquartered in Minneapolis. Valspar’s shares are traded on the New York Stock Exchange (symbol: VAL). For more information, visit www.valspar.com and follow @valspar on Twitter.

Cautionary Statement Regarding Forward-Looking Information

This communication contains forward-looking information about Valspar, Sherwin-Williams and the proposed transaction. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “could,” “plan,” “goal,” “potential,” “pro forma,” “seek,” “intend” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of Sherwin-Williams, Valspar and their respective subsidiaries. Valspar and Sherwin-Williams caution readers not to place undue reliance on these statements. These forward-looking statements are subject to a variety of risks and uncertainties. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks and uncertainties include the following: the possibility that the remaining closing conditions to the contemplated transactions may not be satisfied or waived; the occurrence of any event that could give rise to termination of the merger agreement; risks inherent in the achievement of cost synergies and the timing thereof, including whether the transaction will be accretive and within the expected timeframe; fluctuations in the availability and prices of raw materials; difficult global economic and capital markets conditions; risks associated with revenues from foreign markets; interruption, failure or compromise of Sherwin-Williams’ or Valspar’s information systems; and changes in the legal and regulatory environment. Valspar and Sherwin-Williams make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

CONTACTS

For The Sherwin-Williams Company Investor Relations Contact: Bob Wells Senior Vice President, Corporate Communications and Public Affairs Sherwin-Williams (216) 566-2244 rjwells@sherwin.com	Media Contacts: Mike Conway Director, Corporate Communications Sherwin-Williams (216) 515-4393 mike.conway@sherwin.com Or Sard Verbinnen & Co Jim Barron / Jared Levy / Patrick Scanlan (212) 687-8080
For The Valspar Corporation Investor and Media Contact: Bill Seymour Vice President, Investor Relations, Communications and Finance (612) 656-1328 william.seymour@valspar.com	Joele Frank, Wilkinson Brimmer Katcher Matthew Sherman / Tim Lynch / Joseph Sala (212) 355-4449

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